Exhibit 99.1

           [LOGO] E-Z-EM(TM)
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Visualize a healthier world.

Company Contacts:                     Investor Relations Contacts:
E-Z-EM, Inc.                          Lippert/Heilshorn & Associates, Inc.
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Tom Johnson (tjohnson@ezem.com)       Kim Sutton Golodetz (kgolodetz@lhai.com)
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(800) 544-4624 x3317                  (212) 838-3777
www.ezem.com                          Bruce Voss (bvoss@lhai.com)
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                                      (310) 691-7100

FOR IMMEDIATE RELEASE

                            E-Z-EM BOARD OF DIRECTORS
                  ACCEPTS RESIGNATION FROM DR. MICHAEL A. DAVIS

LAKE SUCCESS, N.Y., December 20, 2004--E-Z-EM, Inc., (AMEX: EZM) today announced that its Board of Directors has accepted the previously planned resignation of Michael A. Davis, MD, DSc. Dr. Davis' intention to resign was previously disclosed in the Company's proxy statement dated October 21, 2003, and the Board is actively seeking a successor. This resignation is part the program implemented over recent years to enhance the Board's independence as well as to gain new expertise and perspective. Dr. Davis will continue to serve the Company in his capacity as Medical Director.

Howard S. Stern, Chairman of the E-Z-EM Board, said "Mike Davis has provided valued leadership and commitment to the growth of the Company, and we are extremely pleased that his considerable knowledge and insight will still be available to us. On behalf of the entire E-Z-EM family, I thank Dr. Davis for his years of service as a member of our Board."

About E-Z-EM, Inc.

E-Z-EM is a leading manufacturer of contrast agents for gastrointestinal radiology. The Company has developed the only CT injector on the market that can help detect contrast extravasation, the EmpowerCT(R) with patented EDA(TM) technology; it also offers a complete product set for the virtual colonoscopy practitioner. This product line consists of virtual colonoscopy hardware, software, nutritional prep kits and bowel cleaners, tagging agents and a carbon dioxide colon insufflation system.

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